Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
Third Quarter 2018 Financial Results

COSTA MESA, CA – November 1, 2018 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended September 26, 2018.
Highlights for the third quarter ended September 26, 2018, compared to the third quarter ended September 27, 2017 were as follows:

•
Total revenue, excluding franchise advertising fee revenue, increased 5.5% to $106.7 million compared to $101.2 million in the same period of 2017. Including $5.5 million of franchise advertising fee revenue related to franchise advertising fund contributions, required as part of new accounting guidance implementation, total revenue increased 10.9% to $112.2 million.

•	System-wide comparable restaurant sales increased 2.6%, including a 2.0% increase for company-operated restaurants, and a 3.0% increase for franchised restaurants.

•
Net income was $6.8 million, or $0.17 per diluted share, an increase compared to net loss of $4.0 million, or $(0.11) per diluted share in the same period of 2017. Third quarter of 2017 included a $16.0 million pre-tax expense related to the full impairment of the assets of 10 restaurants and the closure of three restaurants.

•	Pro forma net income(1) was $7.6 million, or $0.19 per diluted share, compared to $6.0 million, or $0.15 per diluted share in the same period of 2017.

•	Adjusted EBITDA(1) was $16.3 million, compared to $16.2 million in the same period of 2017.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures defined below under "Key Financial Definitions." A reconciliation of GAAP net income to pro forma net income and adjusted EBITDA is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Bernard Acoca, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “We are very pleased to report third quarter results that demonstrate increasing business momentum. System-wide comparable restaurant sales grew 2.6% in the third quarter, or 4.3% on a two-year basis. We are encouraged by the progress we are making against our Transformation Agenda, which we believe is reflected in these results. We are confident that as we continue to execute against our strategies to invest in and grow our talent, accentuate and build upon our brand strengths, and profitably and responsibly grow our business for the long term, we can realize our brand’s full potential.”

Third Quarter 2018 Financial Results
Company-operated restaurant revenue in the third quarter of 2018 increased 5.3% to $100.0 million, compared to $95.0 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 13 new restaurants opened during and subsequent to the third quarter of 2017, a 2.0% increase in company-operated comparable sales, partially offset by nine restaurant closures during the same time period.
Comparable company-operated restaurant sales in the third quarter increased 2.0%, driven by a 2.7% increase in average check, partially offset by a 0.7% decrease in transactions.
Franchise revenue in the third quarter of 2018 increased 8.0% to $6.7 million, compared to $6.2 million in the third quarter of 2017. This increase was primarily due to higher franchise fees received from franchised restaurants related to their use of our point-of-sales system, higher franchise comparable restaurant sales of 3.0% and by the opening of nine new franchised restaurants opened during or after the prior year quarter.
In the first quarter of 2018 the Company implemented new accounting guidance, which in part requires the inclusion of franchisee advertising fund contributions as franchise advertising fee revenue. For the third quarter of 2018, franchise advertising fee revenue was $5.5 million.
Restaurant contribution was $18.3 million or 18.3% of company-operated restaurant revenue, compared to $17.4 million, or 18.3% of company-operated restaurant revenue in the third quarter of 2017. Higher company-operated restaurant revenue was partially offset by higher labor and related expenses, due to the impact of wage increases in California, and higher occupancy and other operating costs in the period.
During the third quarter of 2017, the Company recorded a $16.0 million pre-tax expense related to the full impairment of the assets of eight restaurants in Texas, two in California and the closure of three restaurants in Texas.
Net income for the third quarter of 2018 was $6.8 million, or $0.17 per diluted share, compared to net loss of $4.0 million, or $(0.11) per diluted share in the third quarter of 2017. Pro forma net income was $7.6 million, or $0.19 per diluted share during the third quarter of 2018, compared to $6.0 million, or $0.15 per diluted share during the third quarter of 2017. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2018 Outlook
Based on current information, the Company is updating its earnings guidance for the fiscal year 2018.
Excluding the impact of potential share repurchases, the Company expects 2018 pro forma diluted net income per share ranging from $0.70 to $0.73. This compares to pro forma diluted net income per share of $0.63 in 2017. Pro forma net income guidance for fiscal year 2018 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth of flat to 1%;

•	The opening of 8 new company-owned restaurants and 9-10 new franchised restaurants;

•	Restaurant contribution margin of 18.7% to 19.0%;

•
G&A expenses of between 8.0% and 8.2% of total revenue excluding CEO transition costs and legal fees related to securities related litigation, and reflecting our change in accounting for franchise advertising fees;

•	Pro forma income tax rate of 26.5%; and

•	Adjusted EBITDA of between $61.5 and $63.0 million.

Reconciliations of our 2018 expected pro forma diluted net income per share range and our expected 2018 Adjusted EBITDA range to their corresponding GAAP measures have not been provided as we cannot determine the probable significance or timing of certain reconciling items which are outside of our control and therefore cannot be reasonably predicted. Accordingly, we do not provide guidance for these various reconciling items. These reconciling items such as asset impairment and closed store reserves, securities lawsuit related legal expenses and gain or loss on disposal of assets impact the timing and amount of the quarterly recognition of GAAP net income. Therefore, reconciliations of the differences between these forward-looking information items to their most directly comparable financial measures calculated and presented in accordance with GAAP are not available without unreasonable effort.
Key Financial Definitions
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At September 26, 2018, there were 195 restaurants in our comparable company-operated restaurant base and 449 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution excludes certain costs, such as general and administrative expenses, depreciation and amortization, asset impairment and closed-store reserve and other costs that are considered normal operating costs and accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of shareholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”
EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) insurance proceeds received related to securities class action legal expenses, (v) costs associated with the transition of our CEO and (vi) provision for income taxes at a normalized tax rate of 26.5% and 39.5% for the thirteen and thirty-nine weeks ended September 26, 2018 and September 27, 2017, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the third quarter of 2018 today at 5:00 PM Eastern Time. Bernard Acoca, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13682994. The replay will be available until Thursday, November 15, 2018. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 480 company-owned and franchised restaurants in Arizona, California, Nevada, Texas, Utah, and Louisiana. El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 27, 2017, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures which include supplemental measures of operating performance of our restaurants. Our calculations of supplemental measures and other non-GAAP financial measures indicated above may not be comparable to those reported by other companies. These measures have limitations as analytical tools, and are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons and to evaluate our restaurants' financial performance against our competitors' performance. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures may also assist investors in evaluating our business and performance relative to industry peers and provide greater transparency with respect to the Company's financial condition and results of operation.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
714-599-5200
Media Contact:
Alecia Pulman, ICR
loco@icrinc.com
203-682-8200

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 26, 2018		September 27, 2017		September 26, 2018		September 27, 2017
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$100,024	89.2	$94,982	93.9	$294,204	89.3	$287,316	93.7
Franchise revenue	6,665	5.9	6,173	6.1	19,324	5.8	19,183	6.3
Franchise advertising fee revenue	5,489	4.9	—	—	16,039	4.9	—	—
Total revenue	112,178	100.0	101,155	100.0	329,567	100.0	306,499	100.0
Costs of operations:
Food and paper cost (1)	28,349	28.3	27,851	29.3	84,265	28.6	84,069	29.3
Labor and related expenses (1)	29,164	29.2	27,514	29.0	84,682	28.8	80,939	28.2
Occupancy and other operating expenses (1)	24,187	24.2	22,242	23.4	69,019	23.5	64,358	22.4
Company restaurant expenses (1)	81,700	81.7	77,607	81.7	237,966	80.9	229,366	79.8
General and administrative expenses	12,186	10.9	8,285	8.2	37,862	11.5	27,594	9.0
Franchise expenses	6,342	5.7	709	0.7	18,424	5.6	2,532	0.8
Depreciation and amortization	4,507	4.0	4,697	4.6	13,063	4.0	13,646	4.5
Loss on disposal of assets	140	0.1	65	0.1	193	0.1	724	0.2
Recovery of securities lawsuits related legal expenses	(2,036)	(1.8)	(634)	(0.6)	(6,099)	(1.9)	(1,145)	(0.4)
Asset impairment and closed-store reserves	(153)	(0.1)	16,038	15.9	6,629	2.0	17,293	5.6
Total expenses	102,686	91.5	106,767	105.5	308,038	93.5	290,010	94.6
Income (loss) from operations	9,492	8.5	(5,612)	(5.5)	21,529	6.5	16,489	5.4
Interest expense, net of interest income	840	0.7	903	0.9	2,688	0.8	2,471	0.8
Income tax receivable agreement expense (income)	(571)	(0.5)	(19)	—	(777)	(0.2)	107	—
Income (loss) before provision for income taxes	9,223	8.2	(6,496)	(6.4)	19,618	6.0	13,911	4.5
Provision for income taxes	2,388	2.1	(2,457)	(2.4)	5,202	1.6	5,254	1.7
Net income (loss)	$6,835	6.1	$(4,039)	(4.0)	$14,416	4.4	$8,657	2.8
Net income (loss) per share:
Basic	$0.18		$(0.11)		$0.37		$0.23
Diluted	$0.17		$(0.11)		$0.37		$0.22
Weighted average shares used in computing net income per share:
Basic	38,602,658		38,462,100		38,516,792		38,449,453
Diluted	39,205,090		38,462,100		39,102,130		39,101,214

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	September 26, 2018	December 27, 2017
Selected Balance Sheet Data:
Cash and cash equivalents	$8,142	$8,550
Total assets	444,905	442,711
Total debt	71,219	93,316
Total liabilities	155,856	167,761
Total stockholders’ equity	289,049	274,950
	Thirty-Nine Weeks Ended
	September 26, 2018	September 27, 2017
Selected Operating Data:
Company-operated restaurants at end of period	212	208
Franchised restaurants at end of period	271	265
Company-operated:
Comparable restaurant sales growth	(0.6)%	1.0%
Restaurants in the comparable base	195	179

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2018	September 27, 2017	September 26, 2018	September 27, 2017
Adjusted EBITDA:
Net income (loss), as reported	$6,835	$(4,039)	$14,416	$8,657
Provision for income taxes	2,388	(2,457)	5,202	5,254
Interest expense, net	840	903	2,688	2,471
Depreciation and amortization	4,507	4,697	13,063	13,646
EBITDA	14,570	(896)	35,369	30,028
Stock-based compensation expense	377	324	820	738
Loss on disposal of assets	140	65	193	724
Recovery of securities lawsuits related legal expenses	(2,036)	(634)	(6,099)	(1,145)
Asset impairment and closed-store reserves	(153)	16,038	6,629	17,293
Pre-opening costs	276	429	699	1,526
Income tax receivable agreement expense (income)	(571)	(19)	(777)	107
Securities lawsuits related legal expense	3,659	933	10,532	2,341
Executive transition costs	31	—	1,050	271
Adjusted EBITDA	$16,293	$16,240	$48,416	$51,883

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO PRO FORMA NET INCOME
(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2018	September 27, 2017	September 26, 2018	September 27, 2017
Pro forma net income:
Net income (loss), as reported	$6,835	$(4,039)	$14,416	$8,657
Provision for taxes, as reported	2,388	(2,457)	5,202	5,254
Income tax receivable agreement expense (income)	(571)	(19)	(777)	107
Loss on disposal of assets	140	65	193	724
Recovery of securities lawsuits related legal expenses	(2,036)	(634)	(6,099)	(1,145)
Asset impairment and closed-store reserves	(153)	16,038	6,629	17,293
Securities lawsuits related legal expenses	3,659	933	10,532	2,341
Executive transition costs	31	—	1,050	271
Provision for income taxes	(2,728)	(3,904)	(8,254)	(13,232)
Pro forma net income	$7,565	$5,983	$22,892	$20,270
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.20	$0.16	$0.59	$0.53
Diluted	$0.19	$0.15	$0.59	$0.52
Weighted-average shares used in computing pro forma net income per share
Basic	38,602,658	38,462,100	38,516,792	38,449,453
Diluted	39,205,090	39,098,644	39,102,130	39,101,214

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO RESTAURANT CONTRIBUTION
(dollar amounts in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2018	September 27, 2017	September 26, 2018	September 27, 2017
Restaurant contribution:
Income (loss) from operations	$9,492	$(5,612)	$21,529	$16,489
Add (less):
General and administrative expenses	12,186	8,285	37,862	27,594
Franchise expenses	6,342	709	18,424	2,532
Depreciation and amortization	4,507	4,697	13,063	13,646
Loss on disposal of assets	140	65	193	724
Franchise revenue	(6,665)	(6,173)	(19,324)	(19,183)
Franchise advertising fee revenue	(5,489)	—	(16,039)	—
Recovery of securities lawsuits related legal expenses	(2,036)	(634)	(6,099)	(1,145)
Asset impairment and closed-store reserves	(153)	16,038	6,629	17,293
Restaurant contribution	$18,324	$17,375	$56,238	$57,950

Company-operated restaurant revenue:
Total revenue	$112,178	$101,155	$329,567	$306,499
Less:
Franchise revenue	(6,665)	(6,173)	(19,324)	(19,183)
Franchise advertising fee revenue	(5,489)	—	(16,039)	—
Company-operated restaurant revenue	$100,024	$94,982	$294,204	$287,316

Restaurant contribution margin (%)	18.3%	18.3%	19.1%	20.2%